Exhibit 99.1

Charles River Laboratories Announces Fourth Quarter and Full-Year 2023 Results and Provides 2024 Guidance

– Fourth-Quarter Revenue of $1.01 Billion and Full-Year Revenue of $4.13 Billion –

– Fourth-Quarter GAAP Earnings per Share of $3.62 and Non-GAAP Earnings per Share of $2.46 –

– Full-Year GAAP Earnings per Share of $9.22 and Non-GAAP Earnings per Share of $10.67 –

– Provides 2024 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--February 14, 2024--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2023 and provided guidance for 2024. For the quarter, revenue was $1.01 billion, a decrease of 7.9% from $1.10 billion in the fourth quarter of 2022.

The impact of foreign currency translation benefited reported revenue by 1.2%, and acquisitions contributed 0.7% to consolidated fourth-quarter revenue. The addition of a 53rd week at the end of 2022, which is periodically required to align to a December 31st calendar year end, reduced reported revenue growth by approximately 4.7%, and the divestiture of the Avian Vaccine business in December 2022 reduced reported revenue by 1.6%. Excluding the effect of these items, organic revenue decreased 3.5%. On a segment basis, revenue increased in the Manufacturing segment on an organic basis, but was offset by lower revenue in the Discovery and Safety Assessment (DSA) and the Research Models and Services (RMS) business segments.

In the fourth quarter of 2023, the GAAP operating margin decreased to 13.1% from 14.9% in the fourth quarter of 2022, and on a non-GAAP basis, the operating margin decreased to 19.1% from 20.4%. The GAAP and non-GAAP decreases were primarily driven by higher unallocated corporate costs.

On a GAAP basis, fourth-quarter net income attributable to common shareholders was $187.1 million, a decrease of 0.2% from $187.4 million for the same period in 2022. Fourth-quarter diluted earnings per share on a GAAP basis were $3.62, a decrease of 0.8% from $3.65 for the fourth quarter of 2022. Lower GAAP net income and earnings per share were driven primarily by lower revenue and operating income. GAAP earnings per share included gains on certain venture capital and other strategic investments of $2.04 per share in the fourth quarter of 2023, which included a gain on our original strategic investment in Noveprim Group. This compares to a loss of $0.13 per share on certain venture capital and other strategic investments for the same period in 2022. The GAAP gain related to the Noveprim investment in 2023 was more than offset by a prior-year gain on the sale of the Avian Vaccine business in the fourth quarter of 2022.

On a non-GAAP basis, net income was $127.2 million for the fourth quarter of 2023, a decrease of 16.8% from $152.9 million for the same period in 2022. Fourth-quarter diluted earnings per share on a non-GAAP basis were $2.46, a decrease of 17.4% from $2.98 per share for the fourth quarter of 2022. The non-GAAP net income and earnings per share decreases were driven primarily by lower revenue and operating income, including an increase in unallocated corporate expenses, as well as a higher tax rate.

James C. Foster, Chairman, President and Chief Executive Officer, said, “Our 2023 performance demonstrated the resilience and stability of our strategy and business model. Despite moderating demand trends in the broader life sciences sector, we were able to deliver solid revenue growth and non-GAAP earning per share that were in the upper half of our original guidance ranges. We are focused on innovation, enhancing our portfolio to support clients from target discovery to non-clinical development, and delivering flexible solutions to respond to a changing industry and client requirements. As a result, Charles River is positioned exceptionally well to meet the evolving needs of our clients.”

“We believe the current market environment is transitory. We are anticipating that some level of constrained client spending will persist in 2024, but that demand will stabilize over the course of the year. We will continue to focus on opportunities to win additional market share, and on driving efficiencies to be an even more compelling partner for our clients. The long-term industry fundamentals for drug development remain firmly intact, which supports our goals to deliver sustained revenue growth and solid operating margin improvement in 2024 and in the future,” Mr. Foster concluded.

Fourth-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $195.8 million in the fourth quarter of 2023, a decrease of 0.2% from $196.1 million in the fourth quarter of 2022. The Noveprim acquisition contributed 3.1% to fourth-quarter RMS reported revenue growth, and the impact of foreign currency translation benefited revenue by 0.8% in the quarter. The addition of the 53rd week in 2022 reduced RMS revenue growth by 3.7%. Organic revenue decreased by 0.4%, due primarily to lower small research model sales, particularly in North America and Europe, and lower revenue in the Cell Solutions business, partially offset by higher revenue for NHPs in China.

In the fourth quarter of 2023, the RMS segment’s GAAP operating margin of 18.9% was unchanged from the fourth quarter of 2022, and on a non-GAAP basis, the operating margin increased to 23.1% from 22.7%. The non-GAAP operating margin increase was driven primarily by product mix, specifically higher revenue for NHPs including in China and from Noveprim.

Discovery and Safety Assessment (DSA)

Revenue for the DSA segment was $625.8 million in the fourth quarter of 2023, a decrease of 9.5% from $691.7 million in the fourth quarter of 2022. The impact of foreign currency translation benefited revenue by 1.3%, and the SAMDI Tech acquisition contributed 0.3% to reported DSA revenue growth in the quarter. The addition of the 53rd week in 2022 reduced DSA revenue growth by 5.1%. Organic revenue decreased by 6.0%, driven by a meaningful revenue decline in the Discovery Services business, as well as lower Safety Assessment revenue, which was impacted by a difficult, prior-year growth comparison.

In the fourth quarter of 2023, the DSA segment’s GAAP operating margin decreased to 20.2% from 22.7% in the fourth quarter of 2022. The GAAP operating margin decrease was primarily due to asset impairment charges related to the divestiture of a small Safety Assessment operation in Canada and other restructuring costs. On a non-GAAP basis, the operating margin decreased to 26.0% from 26.3% in the fourth quarter of 2022. The non-GAAP operating margin decrease was primarily the result of the revenue decline in the Discovery Services business.

Manufacturing Solutions (Manufacturing)

Revenue for the Manufacturing segment was $191.9 million in the fourth quarter of 2023, a decrease of 9.5% from $212.1 million in the fourth quarter of 2022. The impact of the Avian Vaccine divestiture reduced revenue by 9.0%, and the addition of the 53rd week in 2022 reduced Manufacturing revenue growth by 4.4%. The impact of foreign currency translation benefited revenue by 1.6% in the quarter. Organic revenue growth of 2.3% reflected higher revenue in the CDMO business, which was largely offset by lower revenue in the Biologics Testing Solutions and Microbial Solutions businesses.

In the fourth quarter of 2023, the Manufacturing segment’s GAAP operating margin increased to 18.5% from 12.6% in the fourth quarter of 2022, and on a non-GAAP basis, the operating margin increased slightly to 25.4%, from 25.3% in the fourth quarter of 2022. The GAAP operating margin increase was driven primarily by higher acquisition-related adjustments in the CDMO business in the fourth quarter of 2022.

Full-Year Results

For 2023, revenue increased by 3.9% to $4.13 billion from $3.98 billion in 2022. Organic revenue growth was 6.5%.

The GAAP operating margin decreased to 14.9% in 2023 from 16.4% in 2022, and on a non-GAAP basis, the operating margin decreased to 20.3% from 21.0%.

On a GAAP basis, net income attributable to common shareholders was $474.6 million in 2023, a decrease of 2.4% from $486.2 million in 2022. Diluted earnings per share on a GAAP basis in 2023 were $9.22, a decrease of 2.7% from $9.48 in 2022.

On a non-GAAP basis, net income was $548.9 million in 2023, a decrease of 3.8% from $570.6 million in 2022. Diluted earnings per share on a non-GAAP basis in 2023 were $10.67, a decrease of 4.0% from $11.12 in 2022.

Research Models and Services (RMS)

For 2023, RMS revenue was $792.3 million, an increase of 7.2% from $739.2 million in 2022. Organic revenue growth increased 5.9%.

On a GAAP basis, the RMS segment operating margin decreased to 19.5% in 2023 from 21.7% in 2022. On a non-GAAP basis, the operating margin decreased to 23.0% in 2023 from 25.2% in 2022.

Discovery and Safety Assessment (DSA)

For 2023, DSA revenue was $2.62 billion, an increase of 6.9% from $2.45 billion in 2022. Organic revenue growth was 7.9%.

On a GAAP basis, the DSA segment operating margin increased to 23.2% in 2023 from 21.8% in 2022. On a non-GAAP basis, the operating margin increased to 27.5% in 2023 from 25.3% in 2022.

Manufacturing Solutions (Manufacturing)

For 2023, Manufacturing revenue was $721.4 million, a decrease of 8.6% from $789.6 million in 2022. Organic revenue growth was 2.0%.

On a GAAP basis, the Manufacturing segment operating margin decreased to 12.2% in 2023 from 21.2% in 2022. On a non-GAAP basis, the operating margin decreased to 21.8% in 2023 from 28.8% in 2022.

Acquisition of Noveprim Group

On November 30, 2023, Charles River Laboratories completed the acquisition of an additional 41% equity stake of Noveprim Group, a Mauritius-based provider of non-human primates (NHPs) for regulatory required biomedical, pharmaceutical, and toxicological research purposes, resulting in a 90% controlling interest. The Noveprim acquisition strengthens and diversifies the supply chain for the DSA segment. The purchase price for the additional 41% equity stake in November was $144.6 million, plus contingent payments of up to $55.0 million based on future performance and additional deferred payments of $12.0 million. In 2022, the Company had previously acquired a 49% equity stake for $90.0 million and additional future contingent payments of up to $5.0 million. Noveprim is reported as part of the RMS segment for NHPs sold to third-party clients and the DSA segment for NHPs vertically integrated into our Safety Assessment supply chain.

2024 Guidance

The Company is providing financial guidance for 2024. The 2024 revenue growth outlook reflects a continuation of the more cautious biopharmaceutical demand environment that the Company experienced throughout most of 2023. Earnings per share in 2024 are expected to benefit from higher revenue and modest operating margin improvement, as well as the acquisition of Noveprim, which is expected to contribute to the non-GAAP operating margin and at least $0.30 to non-GAAP earnings per share in 2024.

The Company’s 2024 guidance for revenue growth and earnings per share is as follows:

2024 GUIDANCE
Revenue growth, reported	1.0% – 4.0%
Impact of divestitures/(acquisitions), net	~(0.5)%
(Favorable)/unfavorable impact of foreign exchange	~(0.5)%
Revenue growth, organic (1)	0.0% – 3.0%
GAAP EPS estimate	$7.90 – $8.40
Acquisition-related amortization (2)	~$2.40
Acquisition and integration-related adjustments (3)	~$0.10
Costs associated with restructuring actions (4)	~$0.25
Other items (5)	~$0.25
Non-GAAP EPS estimate	$10.90 – $11.40
Footnotes to Guidance Table:
(1) Organic revenue growth is defined as reported revenue growth adjusted for completed acquisitions and divestitures, as well as foreign currency translation.
(2) These adjustments include amortization related to intangible assets, as well as the purchase accounting step-up on inventory and certain long-term biological assets.
(3) These adjustments are related to the evaluation and integration of acquisitions and divestitures, and primarily include transaction, advisory, certain third-party integration, and related costs.
(4) These adjustments primarily include site consolidation, severance, impairment, and other costs related to the Company’s restructuring actions.

(5) These items primarily relate to charges associated with U.S. and international tax legislation that necessitated changes to the Company’s international financing structure; and certain third-party legal costs related to investigations by the U.S. government into the NHP supply chain related to our Safety Assessment business.

Webcast

Charles River has scheduled a live webcast on Wednesday, February 14th, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Non-GAAP Reconciliations

The Company reports non-GAAP results in this press release, which exclude often-one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin, and non-GAAP net income. Non-GAAP financial measures exclude, but are not limited to, the amortization of intangible assets and the purchase accounting step-up adjustment on inventory and certain long term biological assets, and other charges and adjustments related to our acquisitions and divestitures, including the gain on our sale of our Avian Vaccine business; expenses associated with evaluating and integrating acquisitions and divestitures, including advisory fees and certain other transaction-related costs, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our restructuring initiatives; the write-off of deferred financing costs and fees related to debt financing; investment gains or losses associated with our venture capital and other strategic equity investments; certain legal costs in our Microbial Solutions business related to environmental litigation and in our Safety Assessment business related to U.S. government investigations into the NHP supply chain; tax effect of all of the aforementioned matters; and adjustments related to the recognition of deferred tax assets expected to be utilized as a result of changes to the our international financing structure and the revaluation of deferred tax liabilities as a result of foreign tax legislation. This press release also refers to our revenue on both a GAAP and non-GAAP basis: “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, divestitures, and the impact of the 53rd week in 2022. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not presented in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on an organic basis allows investors to measure our revenue growth exclusive of acquisitions, divestitures, the 53rd week in 2022, and foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations presented in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “would,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding Charles River’s expectations regarding the availability of Cambodia-sourced NHPs; the impact of the investigations by the U.S. government into the Cambodia NHP supply chain, including but not limited to Charles River’s ability to cooperate fully with the U.S. government; Charles River’s ability to effectively manage any Cambodia NHP supply impact; the projected future financial performance of Charles River and our specific businesses, including our expectations with respect to the impact of NHP supply constraints and our ability to gain market share; earnings per share; operating margin; client demand, particularly the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to pricing of our products and services; our expectations with respect to future tax rates and the impact of such tax rates on our business; our expectations with respect to the impact of acquisitions and divestitures completed in 2021, 2022, and 2023, including the Noveprim acquisition, on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, revenue growth drivers, and earnings; the development and performance of our services and products, including our investments in our portfolio; market and industry conditions including the outsourcing of services and identification of spending trends by our clients and funding available to them; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, interest rates, enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: NHP supply constraints and the investigations by the U.S. Department of Justice, including the impact on our projected future financial performance, the timing of the resumption of Cambodia NHP imports into the U.S., our ability to manage supply impact, and potential study delays in our Safety Assessment business attributable to NHP supply constraints; changes and uncertainties in the global economy and financial markets; the ability to successfully integrate businesses we acquire, including Noveprim; the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; disruptions in the global economy caused by geopolitical conflicts; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 22, 2023, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Service revenue	$838,003	$900,698	$3,440,019	$3,216,904
Product revenue	175,473	199,145	689,390	759,156
Total revenue	1,013,476	1,099,843	4,129,409	3,976,060
Costs and expenses:
Cost of services provided (excluding amortization of intangible assets)	564,847	603,125	2,295,983	2,143,318
Cost of products sold (excluding amortization of intangible assets)	84,544	97,834	330,870	370,091
Selling, general and administrative	197,142	199,640	747,855	665,098
Amortization of intangible assets	34,021	35,434	137,440	146,578
Operating income	132,922	163,810	617,261	650,975
Other income (expense):
Interest income	1,591	343	5,196	780
Interest expense	(33,544)	(34,779)	(136,710)	(59,291)
Other income (expense), net	107,737	115,547	95,537	30,523
Income before income taxes	208,706	244,921	581,284	622,987
Provision for income taxes	19,754	55,815	100,914	130,379
Net income	188,952	189,106	480,370	492,608
Less: Net income attributable to noncontrolling interests	1,868	1,696	5,746	6,382
Net income attributable to common shareholders	$187,084	$187,410	$474,624	$486,226

Earnings per common share
Net income attributable to common shareholders:
Basic	$3.65	$3.68	$9.27	$9.57
Diluted	$3.62	$3.65	$9.22	$9.48

Weighted-average number of common shares outstanding:
Basic	51,311	50,906	51,227	50,812
Diluted	51,624	51,377	51,451	51,301

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except per share amounts)

	December 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$276,771	$233,912
Trade receivables and contract assets, net of allowances for credit losses of $25,722 and $11,278, respectively	780,375	752,390
Inventories	380,259	255,809
Prepaid assets	87,879	89,341
Other current assets	83,378	107,580
Total current assets	1,608,662	1,439,032
Property, plant and equipment, net	1,639,741	1,465,655
Venture capital and strategic equity investments	243,811	311,602
Operating lease right-of-use assets, net	394,029	391,762
Goodwill	3,095,045	2,849,903
Intangible assets, net	864,051	955,275
Deferred tax assets	40,279	41,262
Other assets	309,383	148,279
Total assets	$8,195,001	$7,602,770

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities:
Accounts payable	168,937	205,915
Accrued compensation	213,290	197,078
Deferred revenue	241,820	264,259
Accrued liabilities	227,825	219,758
Other current liabilities	203,210	204,575
Total current liabilities	1,055,082	1,091,585
Long-term debt, net and finance leases	2,647,147	2,707,531
Operating lease right-of-use liabilities	419,234	389,745
Deferred tax liabilities	191,349	215,582
Other long-term liabilities	223,191	174,822
Total liabilities	4,536,003	4,579,265
Redeemable noncontrolling interest	56,722	42,427
Equity:
Preferred stock, $0.01 par value; 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 120,000 shares authorized; 51,338 shares issued and outstanding as of December 30, 2023 and 50,944 shares issued and outstanding as of December 31, 2022	513	509
Additional paid-in capital	1,905,578	1,804,940
Retained earnings	1,887,218	1,432,901
Treasury stock, at cost, zero shares as of December 30, 2023 and December 31, 2022	—	—
Accumulated other comprehensive loss	(196,427)	(262,057)
Total equity attributable to common shareholders	3,596,882	2,976,293
Noncontrolling interests (nonredeemable)	5,394	4,785
Total equity	3,602,276	2,981,078
Total liabilities, redeemable noncontrolling interests and equity	$8,195,001	$7,602,770

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Twelve Months Ended
	December 30, 2023	December 31, 2022
Cash flows relating to operating activities
Net income	$480,370	$492,608
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	314,124	303,870
Stock-based compensation	72,048	73,617
Loss on debt extinguishment and amortization of other financing costs	3,967	4,118
Deferred income taxes	(50,903)	(35,884)
Long-lived asset impairment charges	41,911	5,816
(Gain) loss on venture capital and strategic equity investments, net	(97,827)	26,775
Provision for credit losses	18,225	6,706
Loss (gain) on divestitures, net	961	(123,405)
Changes in fair value of contingent consideration arrangements	1,810	(3,753)
Other, net	1,592	21,726
Changes in assets and liabilities:
Trade receivables and contract assets, net	(33,434)	(150,570)
Inventories	(62,301)	(78,523)
Accounts payable	(20,427)	(2,652)
Accrued compensation	12,447	(42,164)
Deferred revenue	(21,743)	57,658
Customer contract deposits	(15,564)	30,457
Other assets and liabilities, net	38,642	33,240
Net cash provided by operating activities	683,898	619,640
Cash flows relating to investing activities
Acquisition of businesses and assets, net of cash acquired	(194,785)	(283,392)
Capital expenditures	(318,528)	(324,733)
Purchases of investments and contributions to venture capital investments	(54,215)	(158,274)
Proceeds from sale of investments	6,667	4,549
Proceeds from sale of businesses, net	—	163,275
Other, net	(2,294)	(9,347)
Net cash used in investing activities	(563,155)	(607,922)
Cash flows relating to financing activities
Proceeds from long-term debt and revolving credit facility	776,353	2,952,430
Proceeds from exercises of stock options	25,597	25,110
Payments on long-term debt, revolving credit facility, and finance lease obligations	(851,676)	(2,932,636)
Purchase of treasury stock	(24,155)	(38,651)
Payments of contingent consideration	(2,711)	(10,356)
Purchases of additional equity interests, net	(4,784)	(30,533)
Other, net	(4,145)	(7,761)
Net cash used in financing activities	(85,521)	(42,397)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	8,044	25,579
Net change in cash, cash equivalents, and restricted cash	43,266	(5,100)
Cash, cash equivalents, and restricted cash, beginning of period	241,214	246,314
Cash, cash equivalents, and restricted cash, end of period	$284,480	$241,214

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
Research Models and Services
Revenue	$195,781	$196,109	$792,343	$739,175
Operating income	37,013	37,111	154,666	160,410
Operating income as a % of revenue	18.9%	18.9%	19.5%	21.7%
Add back:
Amortization related to acquisitions	5,359	5,587	21,742	20,364
Acquisition related adjustments (2)	311	1,740	2,742	4,220
Severance	215	—	1,180	1,017
Site consolidation and impairment charges	2,299	—	2,299	—
Total non-GAAP adjustments to operating income	$8,184	$7,327	$27,963	$25,601
Operating income, excluding non-GAAP adjustments	$45,197	$44,438	$182,629	$186,011
Non-GAAP operating income as a % of revenue	23.1%	22.7%	23.0%	25.2%

Depreciation and amortization	$14,260	$13,449	$55,570	$49,274
Capital expenditures	$17,050	$10,897	$52,819	$44,136

Discovery and Safety Assessment
Revenue	$625,785	$691,677	$2,615,623	$2,447,316
Operating income	126,288	156,967	606,076	532,889
Operating income as a % of revenue	20.2%	22.7%	23.2%	21.8%
Add back:
Amortization related to acquisitions	19,477	19,901	72,457	83,154
Acquisition related adjustments (2)	256	3,934	3,489	(1,975)
Severance	1,739	—	3,740	433
Site consolidation and impairment charges (3)	13,804	181	25,023	435
Third-party legal costs (4)	991	667	7,387	3,414
Total non-GAAP adjustments to operating income	$36,267	$24,683	$112,096	$85,461
Operating income, excluding non-GAAP adjustments	$162,555	$181,650	$718,172	$618,350
Non-GAAP operating income as a % of revenue	26.0%	26.3%	27.5%	25.3%

Depreciation and amortization	$45,057	$44,137	$174,719	$179,465
Capital expenditures	$49,414	$55,655	$204,891	$189,563

Manufacturing Solutions
Revenue	$191,910	$212,057	$721,443	$789,569
Operating income	35,545	26,734	88,329	167,084
Operating income as a % of revenue	18.5%	12.6%	12.2%	21.2%
Add back:
Amortization related to acquisitions	11,083	10,030	45,393	43,416
Acquisition related adjustments (2)	127	10,004	6,417	5,813
Severance	1,757	958	5,802	1,577
Site consolidation and impairment charges	219	2,625	3,337	3,612
Third-party legal costs (4)	39	3,250	8,233	5,944
Total non-GAAP adjustments to operating income	$13,225	$26,867	$69,182	$60,362
Operating income, excluding non-GAAP adjustments	$48,770	$53,601	$157,511	$227,446
Non-GAAP operating income as a % of revenue	25.4%	25.3%	21.8%	28.8%

Depreciation and amortization	$20,305	$19,463	$79,982	$72,950
Capital expenditures	$11,185	$21,688	$58,134	$87,084

Unallocated Corporate Overhead	$(65,924)	$(57,002)	$(231,810)	$(209,408)
Add back:
Severance	889	—	889	1,061
Acquisition related adjustments (2)	2,462	2,149	11,422	10,508
Total non-GAAP adjustments to operating expense	$3,351	$2,149	$12,311	$11,569
Unallocated corporate overhead, excluding non-GAAP adjustments	$(62,573)	$(54,853)	$(219,499)	$(197,839)

Total
Revenue	$1,013,476	$1,099,843	$4,129,409	$3,976,060
Operating income	132,922	163,810	617,261	650,975
Operating income as a % of revenue	13.1%	14.9%	14.9%	16.4%
Add back:
Amortization related to acquisitions	35,919	35,518	139,592	146,934
Acquisition related adjustments (2)	3,156	17,827	24,070	18,566
Severance	4,600	958	11,611	4,088
Site consolidation and impairment charges (3)	16,322	2,806	30,659	4,047
Third-party legal costs (4)	1,030	3,917	15,620	9,358
Total non-GAAP adjustments to operating income	$61,027	$61,026	$221,552	$182,993
Operating income, excluding non-GAAP adjustments	$193,949	$224,836	$838,813	$833,968
Non-GAAP operating income as a % of revenue	19.1%	20.4%	20.3%	21.0%

Depreciation and amortization	$80,514	$77,545	$314,124	$303,870
Capital expenditures	$78,323	$89,024	$318,528	$324,733
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, fair value adjustments associated with contingent consideration arrangements, and an adjustment related to certain indirect tax liabilities.

(3)	The adjustments include approximately $13 million of asset impairment charges related to an immaterial Safety Assessment business unit divested during January 2024.

(4)	Third-party legal costs are related to (a) an environmental litigation related to the Microbial Solutions business and (b) investigations by the U.S. government into the NHP supply chain applicable to our Safety Assessment business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022

Net income attributable to common shareholders	$187,084	$187,410	$474,624	$486,226
Add back:
Non-GAAP adjustments to operating income (Refer to previous schedule)	61,027	61,026	221,552	182,993
Venture capital and strategic equity investment (gains) losses, net (2)	(105,919)	6,707	(93,515)	26,775
(Gain) loss on divestitures (3)	(34)	(123,524)	961	(123,524)
Other (4)	877	1,080	1,372	5,285
Tax effect of non-GAAP adjustments:
Non-cash tax provision related to international financing structure (5)	991	1,024	4,694	4,648
Enacted tax law changes	—	(382)	—	(382)
Tax effect of the remaining non-GAAP adjustments	(16,860)	19,529	(60,789)	(11,399)
Net income attributable to common shareholders, excluding non-GAAP adjustments	$127,166	$152,870	$548,899	$570,622

Weighted average shares outstanding - Basic	51,311	50,906	51,227	50,812
Effect of dilutive securities:
Stock options, restricted stock units and performance share units	313	471	224	489
Weighted average shares outstanding - Diluted	51,624	51,377	51,451	51,301

Earnings per share attributable to common shareholders:
Basic	$3.65	$3.68	$9.27	$9.57
Diluted	$3.62	$3.65	$9.22	$9.48

Basic, excluding non-GAAP adjustments	$2.48	$3.00	$10.72	$11.23
Diluted, excluding non-GAAP adjustments	$2.46	$2.98	$10.67	$11.12
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The gain during fiscal year 2023 relates predominantly to a gain recognized on our 49% equity interest in Noveprim Group, acquired in April 2022, which was then remeasured at fair value upon acquisition of a 90% controlling equity interest during the fourth quarter of fiscal 2023.

(3)	Adjustments included in 2023 relate to the gain on sale of our Avian Vaccine business, which was divested in 2022.

(4)	Amounts included in 2023 relate to transfer taxes paid in connection with the Noveprim Group acquisition and a final adjustment on the termination of a Canadian pension plan. Amounts included in 2022 relate to the sale of RMS Japan operations in October 2021 and a reversal of an indemnification asset related to a prior acquisition.

(5)	This amount relates to the recognition of deferred tax assets expected to be utilized as a result of changes to the Company's international financing structure.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

Three Months Ended December 30, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	(7.9)%	(0.2)%	(9.5)%	(9.5)%
(Increase) decrease due to foreign exchange	(1.2)%	(0.8)%	(1.3)%	(1.6)%
Contribution from acquisitions (2)	(0.7)%	(3.1)%	(0.3)%	—%
Impact of divestitures (3)	1.6%	—%	—%	9.0%
Effect of 53rd week in fiscal year 2022	4.7%	3.7%	5.1%	4.4%
Non-GAAP revenue growth, organic (4)	(3.5)%	(0.4)%	(6.0)%	2.3%

Twelve Months Ended December 30, 2023	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	3.9%	7.2%	6.9%	(8.6)%
(Increase) decrease due to foreign exchange	(0.2)%	0.6%	(0.3)%	(0.4)%
Contribution from acquisitions (2)	(0.7)%	(2.9)%	(0.3)%	—%
Impact of divestitures (3)	2.0%	—%	—%	9.8%
Effect of 53rd week in fiscal year 2022	1.5%	1.0%	1.6%	1.2%
Non-GAAP revenue growth, organic (4)	6.5%	5.9%	7.9%	2.0%
(1)	Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2)	The contribution from acquisitions reflects only completed acquisitions.

(3)	Impact of divestitures relates to the sale of Avian Vaccine business, which occurred on December 20, 2022.

(4)	Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, divestitures, the 53rd week, and foreign exchange.

Contacts

Investor:
Todd Spencer
Corporate Vice President, Investor Relations
781.222.6455
todd.spencer@crl.com

Media:
Amy Cianciaruso
Corporate Vice President,
Chief Communications Officer
781.222.6168
amy.cianciaruso@crl.com